Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Marketocracy Masters 100 Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Marketocracy Masters 100 Fund for the period ended December 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Marketocracy Masters 100 Fund for the stated period.

/s/ Kendrick W. Kam Kendrick W. Kam President & Treasurer, Marketocracy Funds
Dated: March 31, 2017

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Marketocracy Masters 100 Fund for purposes of the Securities Exchange Act of 1934.